Exhibit 1.5
PINNACLE WEST CAPITAL CORPORATION
Common Stock
UNDERWRITING AGREEMENT
April 8, 2010
Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
Credit Suisse Securities (USA) LLC
11 Madison Avenue
New York, New York 10010
Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated
One Bryant Park
New York, New York 10036
Wells Fargo Securities, LLC
375 Park Avenue
4th Floor
New York, New York 10152
     As Representatives of the several Underwriters named in Exhibit A hereto
Ladies and Gentlemen:
     1. Introduction. Pinnacle West Capital Corporation, an Arizona corporation (the “Company”), proposes to issue and sell to Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC (collectively, the “Representatives”) and the other several underwriters named in Exhibit A hereto (collectively, and including any person substituted for any such underwriter pursuant to Section 8, the “Underwriters”) an aggregate of 6,000,000 shares (the “Firm Shares”) of Common Stock, no par value per share, of the Company (the “Stock”) and, at the election of the Underwriters, up to 900,000 additional shares (the “Optional Shares”) of the Stock (the Firm Shares and the Optional Shares that the Underwriters elect to purchase being collectively called the “Shares”). All obligations of the Underwriters hereunder are several and not joint.
     2. Representations and Warranties of the Company. In connection with the offering of the Shares, the Company represents and warrants to, and agrees with, the several Underwriters as follows:
          (a) A registration statement on Form S-3 (Registration No. 333-158779) relating to the Shares has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations of the

Securities and Exchange Commission (the “Commission”) thereunder (the “Rules and Regulations”), (ii) been filed with the Commission under the Act and (iii) become effective under the Act. As used in this Agreement:
               (i) “Applicable Time” means 4:45 p.m., New York City time, on the date hereof;
               (ii) “Effective Date” means the date as of which any part of the Registration Statement (as defined below) relating to the offering of the Shares is deemed to have become effective under the Act in accordance with Rule 430B of the Rules and Regulations;
               (iii) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Shares;
               (iv) “Most Recent Preliminary Prospectus” means the latest Preliminary Prospectus (as defined below) included in the Registration Statement or filed pursuant to Rule 424(b) of the Rules and Regulations on or prior to the date hereof (including, for purposes of this definition, any documents incorporated by reference therein as of the Applicable Time), which, for purposes of this Agreement, shall be the Preliminary Prospectus dated April 7, 2010;
               (v) “Preliminary Prospectus” means any preliminary prospectus relating to the Shares included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations (including, for purposes of this definition, any documents incorporated by reference therein as of the Applicable Time), including any preliminary prospectus supplement relating to the Shares;
               (vi) “Pricing Disclosure Package” means, as of the Applicable Time, the Most Recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus set forth on Exhibit B hereto, if any, and the additional information set forth on Exhibit B hereto, if any;
               (vii) “Prospectus” means the final prospectus relating to the Shares, including any prospectus supplement thereto relating to the Shares, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and
               (viii) “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.
Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to include any documents incorporated by reference therein pursuant to Form S-3 under the Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and, to the knowledge of the Company, no proceeding or examination for such purpose or pursuant to Section 8A of the Act against the Company or related to the offering has been instituted or threatened by the Commission. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement.
          (b) The Company was at the time of the initial filing of the Registration Statement, has been at all relevant determination dates thereafter (as provided in clause (2) of the definition of “well-known seasoned issuer” in Rule 405 of the Rules and Regulations), is on the date hereof and will be on the Closing Date (as defined below) a “well-known seasoned issuer” (as defined in Rule 405 of the Rules and Regulations), including not having been an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations) at any such time or date. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 of the Rules and Regulations) and was filed not earlier than the date that is three years prior to the Closing Date. The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.
          (c) The Registration Statement, on the Effective Date and the Closing Date, conformed and will conform in all material respects, and any amendments to the Registration Statement filed after the date hereof and on or prior to the Closing Date will conform in all material respects, when filed, to the requirements of the Act and the Rules and Regulations. Any Preliminary Prospectus conformed or will conform, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and on the Closing Date to the requirements of the Act and the Rules and Regulations. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.
          (d) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that no representation or warranty is made (i) as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 7(b), or (ii) with respect to any Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), filed as an exhibit thereto.
          (e) The Prospectus will not, as of its date and on the Closing Date, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the

Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 7(b).
          (f) The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          (g) The Pricing Disclosure Package will not, as of the Applicable Time, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 7(b). The Company hereby consents to the use of the Pricing Disclosure Package in connection with the sale and distribution of the Shares by the Underwriters.
          (h) Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Rules and Regulations), when considered together with the Pricing Disclosure Package as of the Applicable Time, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that no representation or warranty is made as to information contained in or omitted from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 7(b).
          (i) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Company has not, on or prior to the date hereof, made any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus, except as set forth on Exhibit C hereto. The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.
          (j) The Company has not distributed and, prior to the later of the First Closing Date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus set forth on Exhibit C hereto or any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 4(e).

          (k) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona. The Company has the requisite corporate power and corporate authority to conduct its business as such business is currently being conducted as described in the Pricing Disclosure Package and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, and where the failure to be so qualified would be reasonably likely to have a material adverse effect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Company and its consolidated subsidiaries, taken as a whole (“Material Adverse Effect”).
          (l) Arizona Public Service Company (“APS”) is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona. All of the issued shares of capital stock of APS have been duly and validly authorized and issued, are fully paid and nonassessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, other than liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves shall have been made.
          (m) Since the respective dates as of which information is given in the Pricing Disclosure Package, there has not been any material adverse change, or any development involving a prospective material adverse change that is reasonably likely to occur, in or affecting the consolidated financial position, stockholders’ equity or results of operations of the Company and its consolidated subsidiaries, taken as a whole, other than as set forth or contemplated in the Pricing Disclosure Package.
          (n) The Company has authorized capital stock as set forth in the Pricing Disclosure Package. All of the issued shares of capital stock of the Company have been duly and validly authorized, executed, issued and delivered and are fully paid and nonassessable. The stockholders and other security holders of the Company have no preemptive rights with respect to any shares of capital stock of the Company except as described in the Pricing Disclosure Package.
          (o) The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly executed, issued and delivered and fully paid and nonassessable.
          (p) The issue and sale of the Shares by the Company, the compliance by the Company with all of the provisions of this Agreement and the performance by the Company of its obligations under this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture or mortgage or other deed of trust, loan agreement or other agreement or instrument to which the Company or APS is a party or by which the Company or APS is bound or to which any of the property or assets of the Company or APS is subject, (ii) violate or result in a breach of the Articles of Incorporation or Bylaws of the Company or (iii) violate or result in a breach of any law, rule or regulation applicable to the Company or any judgment, order or decree of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of clause (i) and clause (iii) above, for any such conflict, breach or violation that is not reasonably likely to have a Material Adverse Effect. No consent, approval, authorization, order, registration or qualification of or with any such court or governmental authority is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except (x) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Shares by the Underwriters and (y) the registration under the Act of the Shares.
          (q) The statements set forth in the Pricing Disclosure Package under the caption “Description Of Pinnacle West Common Stock”, insofar as they purport to constitute a summary of the terms of the Stock, are accurate and complete in all material respects.
          (r) Other than as set forth in the Pricing Disclosure Package, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party that, if determined adversely to the Company or any of its subsidiaries, would be reasonably likely to have a Material Adverse Effect and, to the Company’s knowledge, no such proceedings are threatened by governmental authorities or others.
          (s) Except as disclosed in the Pricing Disclosure Package and except with respect to applicable foreign, federal, state or local laws and regulations and any decision or order of any governmental agency or body or any court relating to the environment, the effect of the environment on human health or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), which are addressed solely by Section 2(u), each of the Company and APS has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its respective business as now conducted, except where the failure to have any such license, authorization, consent or approval is not reasonably likely to have a Material Adverse Effect and, as to APS, except that (i) APS from time to time makes minor extensions of its system prior to the time a related franchise, certificate, license, consent or permit is procured, (ii) from time to time communities already being served by APS become incorporated and considerable time may elapse before a franchise, license, consent or permit is procured, (iii) certain franchises, licenses, consents or permits may have expired prior to the renegotiation thereof, (iv) certain minor defects and exceptions may exist that, individually and in the aggregate, are not deemed material and (v) no representation is made regarding the geographical scope of any franchise, certificate, license, consent or permit that is not specific as to its geographical scope.
          (t) To the extent material to the Company and APS, taken as a whole, they have good and marketable title to the real and personal property owned by them, and any real properties and buildings held under lease by the Company or APS are held under valid and enforceable leases, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Disclosure Package or such as do not and are not reasonably likely to have a Material Adverse Effect; provided, however, that (a) this representation and warranty as to leases shall not extend to property held under lease from the Navajo Nation or under easement from the federal government, (b) this representation and warranty shall not extend to easements and rights-of-way from Indian tribes for lines and systems and (c) this representation and warranty shall not extend to the potential effect on any material lease of a bankruptcy filing of any lessor, certain issues with respect to all of which are set forth in the Company’s periodic reports filed with the Commission under the Exchange Act.
          (u) Except as disclosed in the Pricing Disclosure Package, the operations and properties of the Company and APS comply in all material respects with all Environmental Laws, except where the necessity of compliance therewith is being contested in good faith by appropriate proceedings or such noncompliance with Environmental Laws is not reasonably likely to have a Material Adverse Effect.
          (v) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
          (w) The financial statements of the Company referred to, incorporated by reference or contained in the Registration Statement and the Most Recent Preliminary Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis with respect to the periods involved as stated therein (except as disclosed therein). Any schedule included in the Registration Statement presents fairly in all material respects the information required to be stated therein. The Company and its subsidiaries maintain systems of internal accounting controls and processes sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and (iii) assets are safeguarded from loss or unauthorized use that could have a material effect on the consolidated financial statements of the Company.
          (x) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.
          (y) This Agreement has been duly authorized, executed and delivered by the Company.
          (z) The Company is a “holding company”, as such term is defined in the Public Utility Holding Company Act of 2005 (“PUHCA”). No approval, authorization or consent is required under PUHCA in connection with the issuance or sale of the Shares.
     3. Purchase, Sale and Delivery of Shares. On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of $36.67 per share, the respective numbers of Firm Shares set forth opposite the names of the Underwriters in Exhibit A hereto.
     In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date hereof, the Underwriters may purchase all or less than all of the Optional Shares at the purchase price per share to be paid for the Firm Shares less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. The Company agrees to sell to the Underwriters the number of Optional Shares specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Shares. Such Optional Shares shall be purchased for the account of each Underwriter in proportion to the number of Firm Shares set forth opposite such Underwriter’s name in Exhibit A hereto (subject to adjustment to eliminate fractions). Such option is granted for the purpose of covering over-allotments in connection with the sale of the Firm Shares. The right to purchase the Optional Shares or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.
     The time and date of delivery and payment shall be, with respect to the Firm Shares, 10:00 a.m., New York City time, on April 14, 2010 or such other time and date as the Representatives and the Company may agree upon in writing and, with respect to the Optional Shares, 10:00 a.m., New York City time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Company may agree upon in writing. The time and date for delivery of the Firm Shares is herein called the “First Closing Date”. Each time for the delivery of and payment for the Optional Shares (each, an “Optional Closing Date”), which may be the First Closing Date, shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Shares is given. Each such date for delivery is herein called a “Closing Date”.
     The Shares to be purchased by each Underwriter on the Closing Date shall be registered in the name of Cede & Co. and shall be delivered by or on behalf of the Company to the Representatives, through the facilities of The Depository Trust Company (“DTC”), for the account of the respective Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of federal (same-day) funds to the account specified by the Company to the Representatives at least 48 hours in advance. The Company will cause any certificates representing the Shares to be made available for checking and packaging at least 24 hours prior to the Closing Date with respect thereto at the office of DTC or its designated custodian.
     4. Covenants of the Company. The Company covenants and agrees with each Underwriter that, with respect to the offering of the Shares:
          (a) The Company will file any Preliminary Prospectus and the Prospectus with the Commission pursuant to and in accordance with Rule 424(b) of the Rules and Regulations. If requested by the Representatives, the Company will prepare a final term sheet, containing solely a description of the Shares, in a form approved by the Representatives and will file such final term sheet pursuant to Rule 433(d) of the Rules and Regulations within the time required by such Rule. The Company will file all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) of the Rules and Regulations.
          (b) The Company will advise the Representatives promptly of any proposed amendment or supplementation of the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus that it proposes to make between the date hereof and the Closing Date (other than any periodic report to be filed by the Company under the Exchange Act during such period). The Company will provide the Underwriters and their counsel with a draft of such amendment or supplement prior to filing and will reasonably consider any changes proposed in writing by counsel for the Underwriters based on legal grounds. The Company will also advise the Representatives of the institution by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or of the initiation or threatening of any proceeding or examination for such purpose or pursuant to Section 8A of the Act against the Company or related to the offering known to the Company, or of any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto and will use its best efforts to prevent the issuance of any such stop order or of any order preventing the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus and to obtain as soon as possible its lifting, if issued.
          (c) The Company will pay the applicable Commission filing fees relating to the Shares within the time required by Rule 456(b)(1)(i) of the Rules and Regulations.
          (d) If, at any time when a prospectus relating to the Shares is required to be delivered under the Act (including in circumstances where such requirement can be satisfied pursuant to Rule 172 of the Rules and Regulations), any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Registration Statement or the Prospectus to comply with applicable law, the Company promptly will prepare and file with the Commission an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any conditions set forth in Section 6.
          (e) The Company will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives except as set forth on Exhibit C hereto.
          (f) The Company will retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations. If, at any time when a prospectus relating to the Shares is required to be delivered under the Act (including in circumstances where such requirement can be satisfied pursuant to Rule 172 of the Rules and Regulations), any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Most Recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, the Company will notify the Representatives and will amend or supplement such Issuer Free Writing Prospectus to correct such conflict, statement or omission and the Company will comply with any filing requirements applicable to such amended or supplemented Issuer Free Writing Prospectus in accordance with the Rules and Regulations.
          (g) As soon as practicable, but not later than 18 months after the date hereof, the Company will make generally available to its security holders an earning statement or statements (which need not be audited) covering a period of at least 12 months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Rules and Regulations), which will satisfy the provisions of Section 11(a) of the Act and the Rules and Regulations.
          (h) The Company will furnish to the Underwriters or the Representatives such copies of the Registration Statement (including one copy of the Registration Statement for the Representatives and for the counsel for the Underwriters, which is signed and includes all exhibits), any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus, and all amendments or supplements to such documents, as may be reasonably requested by the Underwriters or the Representatives, as the case may be; provided, that the Company will not be required to deliver documents filed by it pursuant to the Exchange Act and thereby incorporated by reference in the Prospectus.
          (i) The Company will arrange or cooperate in arrangements for the qualification of the Shares for sale under the securities or blue sky laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution of the Shares; provided, that the Company shall not be required to qualify as a foreign corporation in any state, to consent to service of process in any state other than with respect to claims arising out of the offering or sale of the Shares or to meet other requirements deemed by it to be unduly burdensome.
          (j) The Company agrees to pay all costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus, each Issuer Free Writing Prospectus or any amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, each Issuer Free Writing Prospectus or any amendment or supplement thereto or any document incorporated by reference therein, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of a Canadian offering memorandum as may be reasonably requested for use in connection with the offering and sale of the Shares; (iv) the preparation, printing, authentication, issuance and delivery of any certificates for the Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares; (v) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (vi) the listing of the Shares on the New York Stock Exchange (“NYSE”); (vii) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (viii) the transportation and other expenses incurred by or on behalf of Company representatives (other than the Underwriters) in connection with presentations to prospective purchasers of the Shares; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder. It is understood, however, that, except as provided in this Section 4(j), Section 7 and Section 8, the Underwriters will pay all of their own costs and expenses.
          (k) For a period of 90 days after the date hereof, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Stock or securities convertible into or exchangeable or exercisable for any shares of its Stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of Barclays Capital Inc. and Credit Suisse Securities (USA) LLC; provided, however, that the Company may issue and sell the Shares or Stock, or grant stock options and other stock-based awards, in connection with its existing equity incentive and compensation plans, its savings plan and its direct stock purchase and dividend reinvestment plan.
          (l) During the period of two years after the date hereof, the Company will furnish to the Representatives and, upon request, each of the other Underwriters (i) as soon as practicable after the end of each fiscal year, a balance sheet and statements of income and changes in common stock equity of the Company as at the end of and for such year, all in reasonable detail and certified by independent registered public accountants, and (ii) (A) as soon as practicable after the end of each quarterly fiscal period (except for the last quarterly fiscal period of each fiscal year), a balance sheet and statement of income of the Company as at the end of and for such period, all in reasonable detail and certified by a principal financial or accounting officer of the Company, (B) as soon as available, a copy of each report of the Company filed with the Commission under the Exchange Act, and (C) from time to time, such other information concerning the Company as may reasonably be requested. So long as the Company has active subsidiaries, such financial statements will be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated. Information required to be delivered pursuant to this provision will be deemed to have been delivered on the date on which the information has been posted on the Company’s website at www.pinnaclewest.com or on the Commission’s public website, or at any other website accessible by the Representatives and identified in a notice sent by the Company to the Representatives.
          (m) If, immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriters, the Company will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares (in which case the Company will provide the Representatives and counsel for the Representatives with a draft of such automatic shelf registration statement prior to filing and will reasonably consider any changes proposed in writing by counsel for the Representatives based on legal grounds). If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares (in which case the Company will provide the Representatives and counsel for the Representatives with a draft of such new shelf registration statement prior to filing and will reasonably consider any changes proposed in writing by counsel for the Representatives based on legal grounds), and will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References in this Section 4(m) to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.
          (n) If at any time when Shares remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) of the Rules and Regulations or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Shares (in which case the Company will provide the Representatives and counsel for the Representatives with a draft of such new registration statement or post-effective amendment prior to filing and will reasonably consider any changes proposed in writing by counsel for the Representatives based on legal grounds), (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the registration statement that was the subject of the notice pursuant to Rule 401(g)(2) of the Rules and Regulations or for which the Company has otherwise become ineligible. References in this Section 4(n) to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.
          (o) The Company shall have caused the Shares to have been approved for listing on the NYSE subject to notice of issuance not later than the First Closing Date.
     5. Underwriter Free Writing Prospectus. Each Underwriter hereby agrees that, except for one or more term sheets containing the information set forth or referred to in Exhibit B hereto, it will not use, authorize use of, refer to or participate in the use of any “free writing prospectus”, as defined in Rule 405 of the Rules and Regulations (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company), other than (i) one or more term sheets relating to the Shares that are not Issuer Free Writing Prospectuses and that contain preliminary terms of the Shares and related customary information, (ii) a free writing prospectus that is not an Issuer Free Writing Prospectus and is not required to be filed with the Commission, (iii) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) of the Rules and Regulations) that was not included (including through incorporation by reference) in any Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (iv) any Issuer Free Writing Prospectus prepared pursuant to Section 4(a) or Section 4(e) or (v) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing.
     6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Shares on the First Closing Date and the Optional Shares to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:
          (a) On the date hereof, the Representatives shall have received a letter, dated the date hereof, of Deloitte & Touche LLP, confirming that they are independent registered public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:
          (i) in their opinion, the consolidated financial statements and financial statement schedules audited by them and incorporated by reference in the Pricing Disclosure Package and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;
          (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 100, Interim Financial Information, on any unaudited financial statements included in the Pricing Disclosure Package and the Prospectus;
          (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:
          (A) the unaudited condensed financial statements, if any, included in the Pricing Disclosure Package and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements and summary of earnings for them to be in conformity with generally accepted accounting principles;
          (B) if any unaudited “capsule” information is contained in the Pricing Disclosure Package or the Prospectus, the unaudited consolidated operating revenues, gross income, net income and net income per share amounts or other amounts constituting such “capsule” information and described in such letter do not agree with the corresponding amounts set forth in the unaudited consolidated financial statements or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;
          (C) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of such letter, there was any change in the amounts of common stock, redeemable preferred stock or non-redeemable preferred stock of the Company or any increase, exceeding $10,000,000, in long-term debt of the Company or, at the date of the most recent available unaudited financial statements, there was any decrease in consolidated net current assets or common stock equity as compared with amounts shown in the most recent financial statements included in the Pricing Disclosure Package and the Prospectus, except in all cases for changes, increases or decreases that result from the declaration or payment of dividends; or
          (D) for the period from the closing date of the latest income statement included in the Pricing Disclosure Package and the Prospectus to the closing date of the latest available income statement read by such accountants, there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Pricing Disclosure Package and the Prospectus, in the amounts of consolidated total revenues or net income;
except in all cases set forth in clause (C) and clause (D) above for changes, increases or decreases that the Pricing Disclosure Package and the Prospectus disclose have occurred or may occur or that are described in such letter; and
          (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Pricing Disclosure Package and the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.
All financial statements and schedules included in material incorporated by reference into the Pricing Disclosure Package and the Prospectus shall be deemed included in the Pricing Disclosure Package and the Prospectus for purposes of this Section 6(a).
          (b) Any Preliminary Prospectus and the Prospectus shall have been timely filed with the Commission in accordance with Section 4(a). The Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus. No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued, no proceeding or examination for such purpose or pursuant to Section 8A of the Act against the Company or related to the offering shall have been initiated or threatened by the Commission and no order directed to the adequacy of any document incorporated by reference in any Preliminary Prospectus or the Prospectus shall have been issued. Any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with or resolved to the reasonable satisfaction of the Representatives. The Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement.
          (c) Subsequent to the execution of this Agreement and prior to the Closing Date, (i) there shall not have occurred any change, or any development involving a prospective change, in or affecting particularly the consolidated financial position, business or properties of the Company and its subsidiaries taken as a whole that, in the reasonable judgment of the Representatives, materially impairs the investment quality of the Shares, (ii) there shall not have occurred a suspension of trading in the Stock by the Commission or the NYSE or a suspension or material limitation in trading in securities generally on the NYSE, (iii) there shall not have occurred, in respect of the Company’s securities, any downgrading or withdrawal, nor shall any notice have been given in respect of the Company’s securities of any intended or potential downgrading or withdrawal or of any review for a possible change that does not indicate the direction of the possible change, and there shall have been no public announcement that any of the Company’s securities have been placed on CreditWatch or Watchlist or under any similar surveillance or review, in each case with negative implications, by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. or Moody’s Investors Service, Inc., (iv) there shall not have occurred a general moratorium on commercial banking activities in New York declared by either federal or State of New York authorities, (v) there shall not have occurred any material disruption of settlements of securities or clearance services in the United States and (vi) there shall not have occurred any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Shares. If the Underwriters elect not to purchase the Shares as a result of the occurrence of one of the events specified in this Section 6(c), the Representatives will promptly notify the Company.
          (d) The Underwriters shall have received an opinion of Snell & Wilmer L.L.P., counsel for the Company, dated the relevant Closing Date, to the effect that:
          (i) (A) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona, and the Company has the requisite corporate power and corporate authority to conduct its business as such business is currently being conducted as described in each of the Pricing Disclosure Package and the Prospectus; and (B) the opinions expressed in clause (A) above as to the good standing of the Company are based solely on such counsel’s review of a certificate of the Arizona Corporation Commission (the “ACC”), dated a recent date, attesting to the continued corporate existence and good standing of the Company in the State of Arizona, a copy of which has been made available to the Underwriters and their counsel, and such counsel’s opinions with respect to such matters are rendered as of the date of such certificate and are limited accordingly;
          (ii) the Company has authorized capital stock as set forth in each of the Pricing Disclosure Package and the Prospectus; and the Shares have been duly authorized, are validly issued, fully paid and nonassessable, and conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Prospectus;
          (iii) (A) APS is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona; (B) the opinions expressed in clause (A) above as to the good standing of APS are based solely on such counsel’s review of a certificate of the ACC, dated a recent date, attesting to the continued corporate existence and good standing of APS in the State of Arizona, a copy of which has been made available to the Underwriters and their counsel, and such counsel’s opinions with respect to such matters are rendered as of the date of such certificate and are limited accordingly; (C) APS is duly qualified as a foreign corporation to do business, and is in good standing, in the States of California, New Mexico and Texas; and (D) the opinion expressed in clause (C) above is based solely on such counsel’s review of certain certificates of governmental authorities described in such opinion, copies of which have been made available to the Underwriters and their counsel, and such counsel’s opinion with respect to such matters is rendered as of the date of such certificates and is limited accordingly;
          (iv) all of the issued shares of capital stock of APS are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, other than liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves shall have been made;
          (v) the execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company;
          (vi) the issue and sale of the Shares and the performance by the Company of its obligations under this Agreement do not violate (a) the Articles of Incorporation or Bylaws of the Company, (b) to such counsel’s knowledge, any judgment, order or decree of any court or governmental agency or body having jurisdiction over the Company, or (c) any federal or state law, rule or regulation applicable to the Company (excluding securities laws);
          (vii) the issue and sale of the Shares and the performance by the Company of its obligations under this Agreement will not cause a breach or default under any agreement to which the Company is a party that is filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 pursuant to Item 601(b)(4), Item 601(b)(10) or Item 601(b)(99) of Regulation S-K (it being understood that such counsel need express no opinion regarding compliance by the

Company with any financial covenants required to be maintained by the Company under any agreement or document);
          (viii) no consent, approval, authorization, order, registration or qualification of or with any federal or state governmental authority is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except (a) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws, as to which laws such counsel shall not be required to express an opinion, and (b) the registration under the Act of the Shares;
          (ix) the statements set forth in each of the Pricing Disclosure Package and the Prospectus under the caption “Description Of Pinnacle West Common Stock”, insofar as they purport to constitute a summary of the terms of the Stock, are accurate, complete and fair in all material respects;
          (x) the Company is not, and, after giving effect to the offering and sale of the Shares, will not be, an “investment company”, as such term is defined in the Investment Company Act;
          (xi) to such counsel’s knowledge, there are no legal or governmental proceedings required to be described in the Prospectus that are not described as required, nor any contracts or documents of a character required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required (it being understood that such counsel need express no opinion with respect to any Statement of Eligibility (Form T-1) under the Trust Indenture Act filed as an exhibit to the Registration Statement); and
          (xii) the Registration Statement, as of the time it became effective and as of the latest Effective Date, and the Prospectus, as of the date of such counsel’s opinion, in each case as amended by the Company’s Current Report on Form 8-K to be filed with the Commission on or prior to the Closing Date, attaching this Agreement, a form of the Shares and an opinion of Snell & Wilmer L.L.P., and other than financial statements and schedules and other financial, statistical or accounting data included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion, appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the Rules and Regulations; and, although such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements or other information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus, except as expressly provided in Section 6(d)(ii) and Section 6(d)(ix), and has not independently verified any of such statements or other information, such counsel has no reason to believe that (in each case excluding financial statements and schedules and other financial, statistical or accounting data included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion):

          (A) the Registration Statement, as of the Effective Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading;
          (B) the Pricing Disclosure Package, as of the Applicable Time, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or
          (C) the Prospectus, as of its date or at the date of such counsel’s opinion, included or includes any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     Whenever the opinions required by this Agreement are stated to be “to such counsel’s knowledge”, such statements are intended to signify that those attorneys in the firm responsible for preparing the opinion or who have given substantive attention to the transactions contemplated by this Agreement, after consultation with such other attorneys in such firm who have worked on legal matters related to the Company and its subsidiaries as they considered appropriate, do not have current actual knowledge of the inaccuracy of such statement. However, except where expressly stated otherwise, such counsel need not undertake any special or independent investigation to determine the existence or absence of such facts, and no inference as to such counsel’s knowledge of the existence or absence of such facts should be drawn from its representation of the Company in connection with this transaction or otherwise.
     In giving such opinion, Snell & Wilmer L.L.P. may rely (A) to the extent such counsel deems appropriate upon certificates of the Company as to any factual matters upon which any such opinions are based and (B) upon the opinion of Morgan, Lewis & Bockius LLP, delivered to the Underwriters and on which it is stated the Underwriters may rely at the Closing Date, as to all matters under PUHCA and the Federal Power Act, as amended.
          (e) The Underwriters shall have received from Pillsbury Winthrop Shaw Pittman LLP, counsel for the Underwriters, an opinion or opinions, dated the relevant Closing Date, with respect to such matters as they may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
          (f) The Underwriters shall have received a certificate of the President or any Vice President and a principal financial or accounting officer of the Company, dated the relevant Closing Date, in which such officers, to the best of their knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Company in this Agreement are true and correct, (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to this Agreement at or prior to such Closing Date, (iii) no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings or examinations for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering have been instituted or are contemplated by the Commission and the Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto and (iv) subsequent to the date of the most recent financial statements in the Most Recent Preliminary Prospectus, there has been no material adverse change, or any development involving a prospective material adverse change that is reasonably likely to occur, in or affecting the consolidated financial position, stockholders’ equity or results of operations of the Company and its consolidated subsidiaries, taken as a whole, other than as set forth or contemplated in the Pricing Disclosure Package or as described in such certificate.
          (g) The Underwriters shall have received a letter of Deloitte & Touche LLP, dated the relevant Closing Date, which meets the requirements of Section 6(a), except that the specified date referred to in Section 6(a) will be a date not more than three days prior to the Closing Date for the purposes of this Section 6(g).
          (h) The Representatives shall have received signed lock-up agreements in the form attached hereto as Exhibit D hereto, dated on or prior to the date hereof, from each of the directors and executive officers of the Company (as defined under Section 16 of the Exchange Act and as set forth on Exhibit E hereto).
          (i) The Shares shall have been approved for listing on the NYSE subject to notice of issuance.
          (j) The Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and documents as may be reasonably requested.
     7. Indemnification and Contribution.
          (a) The Company will indemnify and hold harmless each Underwriter, its directors and officers and each person, if any, who controls such Underwriter within the meaning of the Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter, such directors and officers or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter, such directors and officers and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter, such directors and officers or such controlling person, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, which information consists solely of the information specified in Section 7(b). This indemnity agreement will be in addition to any liability that the Company may otherwise have.

          (b) Each Underwriter will severally indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred, as incurred, by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability that such Underwriter may otherwise have. The Company acknowledges that the statements set forth (i) in the last paragraph of text on the cover page of the Most Recent Preliminary Prospectus and the Prospectus, (ii) in the first paragraph under the heading “Underwriting – Commissions and Expenses” in the Most Recent Preliminary Prospectus and the Prospectus and (iii) under the headings “Underwriting – Stabilization, Short Positions and Penalty Bids” and “Underwriting – Electronic Distribution” in the Most Recent Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Registration Statement, any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus or any amendment or supplement thereto.
          (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party of the commencement thereof; provided, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under Section 7(a) or Section 7(b) except to the extent that it has been materially prejudiced (including through the forfeiture of substantive rights or defenses) by such failure; provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under Section 7(a) or Section 7(b). In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, without the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its assumption of the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). An indemnifying party shall not be liable for any settlement of a claim or action effected without its written consent, which shall not be unreasonably withheld.
          (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party for any loss, claim, damage, liability or action described in Section 7(a) or Section 7(b), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 7(a) or Section 7(b) on the following basis: (i) if such loss, claim, damage, liability or action arises under Section 7(a), then (A) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations; and (ii) if such loss, claim, damage, liability or action arises under Section 7(b), then in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Underwriter on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. For purposes of clause (i) above, the relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. For purposes of clause (i) and clause (ii) above, the relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and each of the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim that is the subject of this Section 7(d). Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 7(d) to contribute are several in proportion to their respective underwriting obligations and not joint.
     8. Default of Underwriters; Termination by Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Shares pursuant to this Agreement and the number of Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase is 10% or less of the number of Shares that the Underwriters are obligated to purchase, the Representatives (or, if there are no Representatives, the Underwriters) may make arrangements satisfactory to the Company for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the number of Shares with respect to which such default or defaults occur is more than the above-described amount and arrangements satisfactory to the remaining Underwriters and the Company for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 9. In any such case, either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing herein will relieve a defaulting Underwriter from liability for its default.
     If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company shall not be liable to any Underwriter or to any member of any selling group for the loss of anticipated profits from the transactions contemplated by this Agreement. However, in such an event, the Company will reimburse the Underwriters for all out-of-pocket expenses (including reasonable fees and disbursements of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereunder; provided, however, that if the Shares are not delivered by or on behalf of the Company solely as a result of the failure to satisfy the condition set forth in Section 6(c), the Company shall have no liability to the Underwriters except as provided in Section 4(j) and Section 7.

     9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters or the Company or any of its officers or directors or any controlling person, and will survive delivery of and payment for the Shares. If this Agreement is terminated pursuant to Section 8, or if for any reason a purchase pursuant to this Agreement is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4, and the respective obligations of the Company and the Underwriters pursuant to Section 7 shall remain in effect.
     10. Notices. All communications hereunder relating to any offering of Shares will be in writing, and, if sent to the Underwriters, may be mailed, delivered or telecopied and confirmed to the Representatives, to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (fax: 646-834-8133), with a copy, in the case of any notice pursuant to Section 7, to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Credit Suisse Securities (USA) LLC, 11 Madison Avenue, New York, New York 10010, Attention: LCD-IBD, Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention: Syndicate Department (fax: 646-855-3073), with a copy to Attention: ECM Legal (fax: 212-230-8730), and Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate Department (fax: 212-214-5918); provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telecopied and confirmed to each such Underwriter at its own address. All communications hereunder to the Company shall be mailed to the Company, Attention: Treasurer, at 400 North Fifth Street, Mail Station 9040, Phoenix, Arizona 85004, or delivered, or telecopied and confirmed to the Company, at 400 North Fifth Street, Mail Station 9040, Phoenix, Arizona 85004 (fax: 602-250-2367).
     11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and the Underwriter or Underwriters as are named in Exhibit A hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.
     12. Representation of Underwriters. The Representatives may act for the Underwriters in connection with the offering contemplated by this Agreement, and any action under this Agreement taken by the Representatives will be binding upon the Underwriters.
     13. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute a single instrument.
     14. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
     15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

     16. No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering and sale of the Shares or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any pre-existing relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other hand, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Shares, and such relationship between the Company, on the one hand, and the Underwriters, on the other hand, is entirely and solely commercial and is based on arms’-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company. To the full extent allowed by law, the Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Company and the Underwriters in accordance with its terms.

Very truly yours, PINNACLE WEST CAPITAL CORPORATION
By:	/s/ James R. Hatfield
Name: James R. Hatfield
	Title:	Senior Vice President and Chief Financial Officer

The foregoing Underwriting Agreement
is hereby confirmed and accepted
as of the date first above written,
on behalf of themselves
and the other several Underwriters
named in Exhibit A hereto
BARCLAYS CAPITAL INC.
CREDIT SUISSE SECURITIES (USA) LLC
MERRILL LYNCH, PIERCE, FENNER & SMITH
                              INCORPORATED
WELLS FARGO SECURITIES, LLC
KEYBANC CAPITAL MARKETS INC.
MITSUBISHI UFJ SECURITIES (USA), INC.
UBS SECURITIES LLC

By: BARCLAYS CAPITAL INC.
As Representative of the Several Underwriters

By:	/s/ Victoria Hale
	Name:	Victoria Hale
	Title:	Vice President

By: CREDIT SUISSE SECURITIES (USA) LLC
As Representative of the Several Underwriters

By:	/s/ John Cogan
	Name:	John Cogan
	Title:	Managing Director

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
As Representative of the Several Underwriters

By:	/s/ Karl F. Schlopy
	Name:	Karl F. Schlopy
	Title:	Managing Director

By: WELLS FARGO SECURITIES, LLC
As Representative of the Several Underwriters

By:	/s/ David Herman
	Name:	David Herman
	Title:	Director

Exhibit A

Underwriter	Number of Firm Shares
Barclays Capital Inc.	1,440,000
Credit Suisse Securities (USA) LLC	1,440,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,110,000
Wells Fargo Securities, LLC	1,110,000
KeyBanc Capital Markets Inc.	300,000
Mitsubishi UFJ Securities (USA), Inc.	300,000
UBS Securities LLC	300,000

Total	6,000,000

A-1

Exhibit B
Issuer Free Writing Prospectuses Included in the Pricing Disclosure Package
•	None.
Additional Information
•	The initial public offering price per share of the Shares is $38.00.

•	The number of Firm Shares is 6,000,000 shares.

•	The maximum number of Optional Shares is 900,000 shares.

•	The First Closing Date is April 14, 2010.

B-1

Exhibit C
Issuer Free Writing Prospectuses Used by the Company
•	Electronic road show presentation available at www.netroadshows.com.

C-1

Exhibit D
Form of Lock-Up Agreement
                    , 2010
Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
Credit Suisse Securities (USA) LLC
11 Madison Avenue
New York, New York 10010
As Lead Representatives of the several Underwriters named in Exhibit A attached to the below-referenced Underwriting Agreement
Ladies and Gentlemen:
     As an inducement to you to execute an underwriting agreement (the “Underwriting Agreement”) with Pinnacle West Capital Corporation (the “Company”), pursuant to which an offering will be made that is intended to result in an orderly market for the Common Stock, no par value per share, of the Company (and any successor (by merger or otherwise) thereto) (the “Securities”), the undersigned hereby agrees that, from the date hereof until 90 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement to which you are or expect to become parties (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Securities or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Barclays Capital Inc. and Credit Suisse Securities (USA) LLC; provided, however, that the undersigned may allow the Company to withhold a portion of the Securities that the undersigned would otherwise be entitled to receive upon the vesting or exercise of an equity incentive award to satisfy applicable tax withholding requirements. In addition, the undersigned agrees that, without the prior written consent of Barclays Capital Inc. and Credit Suisse Securities (USA) LLC, the undersigned will not, during the Lock-Up Period, make any demand for or exercise any right with respect to the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.
     Any Securities received upon exercise of options granted to the undersigned will also be subject to this agreement. Any Securities acquired by the undersigned in the open market after the closing of the offering of the Securities will not be subject to this agreement. A bona fide gift or a transfer of Securities to a family member or trust may be made, provided the gift recipient or transferee agrees to be bound in writing by the terms of this agreement.

D-1

     In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this agreement.
     It is understood that, if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities, the undersigned will be released from its obligations under this agreement.
     This agreement shall be binding on the undersigned and the successors, heirs, personal representative and assigns of the undersigned.

Very truly yours,
Name:

D-2

Exhibit E
Persons Delivering Lock-up Agreements
Directors
Edward N. Basha, Jr.
Donald E. Brandt
Susan Clark-Johnson
Denis A. Cortese
Michael L. Gallagher
Pamela Grant
Roy A. Herberger, Jr.
William S. Jamieson
Humberto S. Lopez
Kathryn L. Munro
Bruce J. Nordstrom
W. Douglas Parker
William J. Post
William L. Stewart
Officers
Donald E. Brandt
Denise R. Danner
Randall K. Edington
David P. Falck
James R. Hatfield
Lee R. Nickloy
Donald G. Robinson
Mark A. Schiavoni
Lori S. Sundberg
Steven M. Wheeler

E-1